SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2004

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Trade Zone Boulevard, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 945-1323

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

Institutional Shareholder Services (“ISS”) requested that Intersil Corporation (“Intersil”) provide ISS with additional information about tax fees that Intersil reported in its proxy statement for its 2004 Annual Meeting of Shareholders. ISS further requested that Intersil publish this information either in a Form 8-K filing or in a press release. The following is the information we provided to ISS:

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth fees billed by Ernst & Young LLP for services rendered for the fiscal year ended January 2, 2004:

Audit Fees	$575,000
Audit-Related Fees	792,000
Tax Fees-Preparation and Compliance	651,162

Total Audit, Audit Related And Tax Preparation and Compliance Fees	2,018,162

Tax Fees-Consulting *	887,199

Total-Fees	$2,905,361

*	These fees, which were not related to the audit, were primarily incurred for tax planning associated with the Wireless Networking product group divestiture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERSIL CORPORATION

By:	/s/ Daniel J. Heneghan
Name:	Daniel J. Heneghan
Title:	Vice President, Chief Financial Officer

Dated: April 21, 2004